SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Goldman Sachs BDC, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transactions applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT NOTICE REGARDING

YOUR INVESTMENT IN

GOLDMAN SACHS BDC, INC.

PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY

BEFORE SEPTEMBER 29, 2016

We previously sent you proxy materials regarding the Company’s Annual Stockholder Meeting scheduled for September 29, 2016. The Company’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Company to obtain a sufficient number of votes to hold the meeting as scheduled and without further delay.

Your vote is important no matter the size of your holding. Please vote promptly so your vote can be received prior to the September 29, 2016 Annual Stockholder Meeting.

To vote your shares, choose one of the following methods:

Vote Online	Vote by Phone
Visit the Website (www.proxyvote.com) noted on your proxy card or voting instruction form and enter the control number as shown. Follow the on-screen prompts to vote.	Call the toll free touch-tone phone number (1-800-690-6903) listed on your proxy card or voting instruction form. Have your control number available and follow the touch-tone prompts to vote.

THANK YOU FOR VOTING

Goldman, Sachs & Co., member FINRA.	OBO/RLTR